Exhibit 23.1

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the filing of our reserves audit report dated February 21, 2022, as Exhibit 23.1 to the Unit Corporation annual report on Form 10-K for the year ended December 31, 2021 and to any reference made to us on that form 10-K.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas
March 31, 2022